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                                                                    EXHIBIT 23.5



February 10, 2003


Golden Star Resources
10579 Bradford Road, Suite 103
Littleton, CO  80127-4247
USA

RE: Report on the Yaou and Dorlin Project, French Guiana

Dear Sirs:

Francis Clouston, Project Assessment Engineer, Cambior Inc., consents to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102225), as amended (the "Registration Statement") and any prospectuses thereto of Golden Star Resources Ltd. (the "Company") of the statements of estimated mineralized material for the Yaou and Dorlin properties which are included in the Registration Statement and any prospectuses thereto by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 2001. Francis Clouston also consents to the reference to him under the heading "Experts" in the Registration Statement and any prospectuses thereto and to the statements regarding him in the Prospectus dated February 10, 2003 pursuant to the Registration Statement.

Yours Sincerely,

/s/ Francis Clouston

FRANCIS CLOUSTON